Exhibit 26(n)(ii)
Written Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company in Post-Effective Amendment No. 17 to the Registration Statement (Form N-6, No. 333-113442) and related Prospectus of TFLIC Freedom Elite Builder II.

/s/ Ernst & Young LLP

Des Moines, IA
April 28, 2016